                                                                    EXHIBIT 4(b)

================================================================================

                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of December 12, 2003

                                     between

                  The Cleveland Electric Illuminating Company,
                                    as Issuer

                                       and

                            Barclays Capital Inc. and
                        Morgan Stanley & Co. Incorporated
                  as Representatives of the Initial Purchasers

================================================================================

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is made and entered into this 12th day of December, 2003, by and between The Cleveland Electric Illuminating Company, an Ohio corporation (the "Issuer") and Barclays Capital Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers (as defined below).

                  This Agreement is made pursuant to the Purchase Agreement, dated December 9, 2003 (the "Purchase Agreement"), between the Issuer and the Initial Purchasers, which provides for the sale by the Issuer to the Initial Purchasers of $300,000,000 aggregate principal amount of the Issuer's 5.65% Senior Notes due 2013 (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Issuer, provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York and, provided further, that if the Notes are not held in book-entry form, references herein to the Depositary shall be deemed to refer to the Holders.

                  "Exchange Notes" shall mean the Issuer's 5.65% Exchange Senior Notes due 2013 containing terms identical to the Issuer's 5.65% Senior Notes due 2013 in all material respects (except in each case for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Notes in exchange for Registrable Notes pursuant to the Exchange Offer.

                  "Exchange Offer" shall mean the exchange offer by the Issuer of Exchange Notes for Registrable Notes pursuant to Section 2.1 hereof.

                  "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

                  "Exchange Period" shall have the meaning set forth in Section
         2.1 hereof.

                  "Holder" shall mean any beneficial owner from time to time of Registrable Notes (including any of the Initial Purchasers, for so long as it owns any Registrable Notes).

                  "Indenture" shall mean the Senior Note Indenture relating to the Notes, dated as of December 1, 2003 among the Issuer, and JPMorgan Chase Bank, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

                  "Initial Purchasers" shall mean Barclays Capital Inc. and Morgan Stanley & Co. Incorporated, Scotia Capital (USA) Inc. and UBS Securities LLC.

                  "Issuer" shall have the meaning set forth in the preamble and shall also include the Issuer's successors.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Notes of each series; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuer or any Affiliate (as defined in the Indenture) of the Issuer shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

                  "Notes" shall have the meaning set forth in the preamble to this Agreement.

                  "Participating Broker-Dealer" shall mean Barclays Capital Inc., Morgan Stanley & Co. Incorporated, Scotia Capital (USA) Inc., UBS Securities LLC and any other broker-dealer which makes a market in the Notes and exchanges Registrable Notes in the Exchange Offer for Exchange Notes.

                  "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including pre-effective and post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Registrable Notes" shall mean the Notes of any Holder; provided, however, that such Notes shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Notes shall have been declared effective under the 1933 Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) such Notes have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Notes shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Notes purchased from the Issuer and continued to be held by the Initial Purchasers).

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuer with this Agreement, regardless of whether a Registration becomes effective, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Notes in accordance with the rules and regulations of the NASD, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Issuer and of the independent public accountants of the Issuer, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, and (ix) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Issuer in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder, it being understood that in no event shall the Issuer be liable for the fees and expenses of more than one counsel (in addition to any local counsel) in connection with registration pursuant to either Section 2.1 or 2.2.

                  "Registration Statement" shall mean any registration statement of the Issuer which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including pre-effective and post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 2.2 hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuer pursuant to the provisions of
         Section 2.2 of this Agreement which covers all of the Registrable Notes, of each series, on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

                  2. Registration Under the 1933 Act.

                  2.1 Exchange Offer. The Issuer shall (A) prepare and, as soon as practicable following the Closing Date, file with the SEC an Exchange Offer Registration Statement with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Notes of each series, a like principal amount of Exchange Notes of such series, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act not later than 180 calendar days following the Closing Date, (C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to cause the Exchange Offer to be consummated within 210 calendar days following the Closing Date. The Exchange Notes will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder (a) is not an affiliate of the Issuer within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Notes acquired directly from the Issuer for its own account, (c) acquired the Exchange Notes in the ordinary course of such Holder's business and
(d) has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a majority of the several states of the United States.

                  In connection with the Exchange Offer, the Issuer shall:

                  (a) mail to the Depositary a copy of the Prospectus forming part of the Exchange Offer Registration Statement together with an appropriate letter of transmittal and related documents;

                  (b) use its reasonable best efforts to keep the Exchange Offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to the Depositary (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

                  (c) utilize the services of the Depositary for the Exchange Offer;

                  (d) permit Holders to withdraw tendered Registrable Notes at any time prior to 5:00 p.m. (Eastern Time) on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged;

                  (e) notify the Depositary that any Registrable Notes not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

                  (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

                  As soon as practicable after the close of the Exchange Offer, the Issuer shall:

                           (i) accept for exchange all Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

                           (ii) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

                           (iii) cause the Trustee promptly to authenticate and deliver the respective Exchange Notes to each Holder of Registrable Notes so accepted for exchange in a principal amount equal to the principal amount of the Registrable Notes of such Holder so accepted for exchange.

                  The Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Participating Broker-Dealers subject to the prospectus delivery requirements of the 1933 Act for such period of time as such Participating Broker-Dealers must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) such period shall be the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(k) below) and (ii) the Issuer shall make such Prospectus, and any amendment or supplement thereto, available to any such Participating Broker-Dealer for use in connection with any resale of any Exchange Notes for a period of the lesser of 90 days after the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(k) below).

                  Interest on the Exchange Notes of each series will accrue from the most recent interest payment date to which interest has been paid on the respective Registrable Notes surrendered in exchange therefor or, if no interest has been paid on such Registrable Notes, from the Closing Date. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Notes in accordance with the Exchange Offer, (iii) that each Holder of Registrable Notes exchanged in the Exchange Offer shall have represented (x) that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business (y) that it is not an affiliate of the Issuer and (z) that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Issuer, would reasonably be expected to impair the ability of the Issuer to proceed with the Exchange Offer. The Issuer shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer. Each Holder of Registrable Notes who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that (i) it is not an affiliate of the Issuer, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes. Each Holder hereby acknowledges and agrees that any Participating Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Notes: (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained based on the representation in clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the 1933 Act in connection with the secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Items 507 and 508, as applicable, of Regulation S-K, the SEC standard instructions for filing forms under the 1933 Act, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Issuer or an affiliate of the Issuer.

                  2.2 Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Issuer is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 180 calendar days following the Closing Date or (B) the Exchange Offer is not consummated within 210 calendar days after the Closing Date (provided that the Issuer is not then actively pursuing such effectiveness or consummation, as the case may be), (iii) upon the written request of the Initial Purchasers with respect to any Registrable Notes which it acquired directly from the Issuer (iv) upon the written request of any Holder that either (A) is not permitted pursuant to applicable law, SEC rules and regulations or applicable interpretations thereof by the staff of the SEC to participate in the Exchange Offer or (B) participates in the Exchange Offer and does not receive fully tradable Exchange Notes pursuant to the Exchange Offer or (v) if the Issuer so elects, then in case of each of clauses (i) through (v) the Issuer shall, at its cost:

                  (a) As promptly as practicable, file with the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 180 calendar days after the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

                  (b) Use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period ending on the earliest of (i) two years from the Closing Date, (ii) the date on which the Registrable Notes become eligible for resale without volume limitations pursuant to Rule 144 under the 1933 Act, or (iii) for such shorter period that will terminate when all Registrable Notes of each series covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Notes.

                  (c) Notwithstanding any other provisions hereof, use its reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                  The Issuer further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Depositary copies of any such supplement or amendment as promptly as reasonably practicable after its being used or filed with the SEC.

                  No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Issuer in writing, within 15 days after receipt of a request therefor, such information as the Issuer may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees promptly to furnish to the Issuer all information with respect to such Holder necessary to make the information previously furnished to the Issuer by such Holder not materially misleading.

                  2.3 Expenses. The Issuer shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

                  2.4 Effectiveness. (a) The Issuer will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Issuer voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

                  (b)      An Exchange Offer Registration Statement pursuant to
         Section 2.1 hereof or a Shelf Registration Statement pursuant to
         Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

                  2.5 Interest. The Notes will provide that if the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to the date that is 210 days after the Closing Date, the interest rate on the Notes will be increased by 0.25% per annum commencing on the date that is 210 days after the Closing Date, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the SEC; provided, that in the case of a Shelf Registration Statement, if the Issuer is unable to cause such Shelf Registration Statement to become effective because Holders of Registrable Notes have not provided information with respect to themselves as required by law to be included therein pursuant to the Issuer's request as provided herein, such 0.25% increase in the interest rate shall be payable only to Holders that have furnished such information required by law to be included therein to the Issuer pursuant to its request hereunder from but excluding the date such information is provided to the Issuer to but excluding the date the Shelf Registration Statement is declared effective by the SEC.

                  2.6 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer acknowledges that any failure by the Issuer to comply with its obligations under Sections 2.1 and 2.2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Sections 2.1 and 2.2 hereof.

                  3. Registration Procedures. In connection with the obligations of the Issuer with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Issuer shall:

                  (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Issuer, (ii) shall in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act and comply with the provisions of the 1933 Act applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

                  (c) in the case of a Shelf Registration, (i) notify the Depositary, at least five (5) business days prior to filing, that a Shelf Registration Statement is being filed and advising the Depositary that the distribution of Registrable Notes will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to the Depositary and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as the Depositary or underwriter may reasonably request, including financial statements and schedules and, if the Depositary so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

                  (d) use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Issuer shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                  (e) notify promptly each Holder of Registrable Notes under a Shelf Registration or any Participating Broker-Dealer who has notified the Issuer that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below, and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Issuer contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (f) in the case of the Exchange Offer Registration Statement (i) include in the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to the Initial Purchasers or another representative of the Participating Broker-Dealers and shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers and their counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Issuer the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request,
         (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any person subject to the prospectus delivery requirement of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                           "if the exchange offeree is a broker-dealer holding Registrable Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Notes received in respect of such Registrable Notes pursuant to the Exchange Offer;" and

         (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

                  (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Notes, copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                  (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                  (i) in the case of a Shelf Registration, furnish to the Depositary, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

                  (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends; and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three (3) business days prior to the closing of any sale of Registrable Notes;

                  (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(ii), 3(e)(iv), 3(e)(v) and 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until such time as such Holder has received from the Issuer an amended or supplemented Prospectus correcting such misstatement or omission;

                  (l) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Issuer as shall be reasonably requested by the Holders of Registrable Notes, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

                  (m) obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

                  (n) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (o) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Notes and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                           (i) make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                           (ii) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Notes of each series being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants who have certified the financial statements and any other entity included or incorporated by reference in the Registration Statement addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Notes (to the extent consistent with SAS 72), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                           (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substances and scope customary for similar offerings;

                           (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Sections 4 and 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Sections or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

                           (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Notes of each series being sold and the managing underwriters, if any.

         The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereof) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

                  (p) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Notes and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Issuer reasonably requested by any such persons and use its reasonable best efforts to cause the respective officers, directors, employees, and any other agents of the Issuer to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Issuer available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

                  (q) (i) in the case of an Exchange Offer Registration Statement, within a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and make such changes in any such document prior to the filing thereof as the Initial Purchasers may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Notes shall reasonably object; and

                           (ii) in the case of a Shelf Registration, within a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Depositary, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders or the Initial Purchasers on behalf of the Holders of Registrable Notes or any underwriter may reasonably object and make the representatives of the Issuer available for discussion of such document as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders, or any underwriter.

                  (r) in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Notes to be listed on any securities exchange on which similar debt securities issued by the Issuer are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

                  (s) in the case of a Shelf Registration, use its reasonable best efforts to cause the Registrable Notes to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

                  (t) otherwise comply with all applicable rules and regulations of the SEC and make available to security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

                  (u) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                  (v) in the case of any Exchange Offer Registration Statement, upon consummation of an Exchange Offer,

                           (A) obtain a customary opinion of counsel to the Issuer addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer, and which includes an opinion that (i) the Issuer has duly authorized, executed and delivered the Exchange Notes and the related indenture and (ii) each of the Exchange Notes and the Indenture constitute a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms (with customary exceptions); and

                           (B) deliver to the Initial Purchasers or to another representative of the Participating Broker-Dealers, if requested by the Initial Purchasers or such other representative of the Participating Broker-Dealers, on behalf of the Participating Broker-Dealers (i) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Exhibit A and (ii) an officers' certificate substantially in the form customarily delivered in a public offering of debt securities.

                  In the case of a Shelf Registration Statement, the Issuer may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Notes to furnish to the Issuer such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Issuer may from time to time reasonably request in writing for use in connection with any Shelf Registration Statement or Prospectus included therein, including, without limitation, information specified in Item 507 of Regulation S-K under the 1933 Act. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed with respect to such Holder in order to make any information with respect to such Holder previously furnished to the Issuer by such Holder not materially misleading.

                  In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice directly or indirectly from the Issuer of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice.

                  If any of the Registrable Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Notes included in such offering and shall be acceptable to the Issuer. No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreement.

                  4. Indemnification.

                  4.1 Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Initial Purchaser, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act or any Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter with respect to such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, specifically for inclusion therein, and (ii) such indemnity with respect to any Registration Statement or Prospectus shall not inure to the benefit of any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Exchange Notes or Registrable Notes concerned, to the extent that any such loss, claim, damage or liability occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Issuer has previously furnished copies of such Registration Statement or

Prospectus, (x) the untrue statement or omission of a material fact contained in such Registration Statement or Prospectus was corrected in an amendment or supplement to such Registration Statement or Prospectus, (y) delivery of such Registration Statement or Prospectus was required by the 1933 Act to be made to such Person, and (z) there was not sent or given to such Person, at or prior to the written confirmation of the sale of the Exchange Notes or Registrable Notes to such Person, a copy of such Registration Statement or Prospectus, as amended or supplemented. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

                  4.2 Indemnification by the Holders, Initial Purchasers, Participating Broker-Dealers and Underwriters. Each Holder, each Initial Purchaser, each Participating Broker-Dealer and each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Issuer, each other Initial Purchaser, each other Participating Broker-Dealer, each other Underwriter and each other selling Holder, and each of their respective directors and officers, and each Person, if any, who controls the Issuer, any Initial Purchaser, any Participating Broker-Dealer, any Underwriter, or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity contained in subsection 4.1 above, but only with reference to written information relating to such Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter furnished to the Issuer by such Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter specifically for inclusion in the Shelf Registration Statement or such Prospectus; provided, however, that no such Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter from the sale of Registrable Notes pursuant to such Shelf Registration Statement. This indemnity agreement will be in addition to any liability which such Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter may otherwise have.

                  4.3 Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under subsection 4.1 or 4.2 above unless and to the extent such failure results in the loss by the indemnifying party of substantial rights and defenses and (ii) will not, in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection 4.1 or 4.2 above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel retained in the indemnified party's reasonable judgment), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or (ii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

                  4.4 Settlement Without Consent. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

                  5. Contribution. In the event that the indemnity provided for in Section 4 hereof is held by a court to be unavailable, in whole or in part, to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have several and not joint obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the offering of the Notes, the Exchange Notes or the Registrable Notes and the Registration Statement which resulted in such Losses; provided, however that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Notes), Participating Broker-Dealer or subsequent Holder of any Note, Exchange Note or Registrable Note, be responsible for any amount in excess of the discounts or commissions received applicable to such Note, or in the case of an Exchange Note or Registrable Note, applicable to the Note that was exchangeable into such Exchange Note or Registrable Note, as set forth on the cover page of the Offering Memorandum, nor shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such Underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is held by a court to be unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party on the one hand and of such indemnified party on the other hand in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the sum of (x) the total net proceeds from the offering (before deducting expenses) as set forth on the cover page of the Offering Memorandum and (y) the total amount of Interest (as defined in Section 2.5) which the Issuer was not required to pay as a result of registering the securities covered by the Registration Statement which resulted in the Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total discounts and commissions as set forth on the cover page of the Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes, Exchange Notes or Registrable

Notes, as applicable, registered under the 1933 Act. Benefits received by any Participating Broker-Dealer shall be deemed to be equal to the total commissions relating to the market-making and exchange of Registrable Notes for Exchange Notes. Benefits received by any Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the indemnifying party on the one hand or by the indemnified party on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 5, each person, if any, who controls a Holder, an Initial Purchaser, a Participating Broker-Dealer or an Underwriter, in each case, within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, shall have the same rights to contribution as such Holder, Initial Purchaser, Participating Broker-Dealer or Underwriter, as the case may be, and each officer of the Issuer who shall have signed the Registration Statement, each director of the Issuer and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer.

                  6. Miscellaneous.

                  6.1 Rule 144 and Rule 144A. For so long as the Issuer is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Issuer covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Issuer ceases to be so required to file such reports, the Issuer covenants that it will upon the request of any Holder of Registrable Notes (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Notes, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements. The Issuer agrees to comply with the information obligations to the extent that they are required by applicable law or regulation.

                  6.2 No Inconsistent Agreements. The Issuer has not entered into and the Issuer will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the Holders of the Issuer's other issued and outstanding Notes under any such agreements.

                  6.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of (i) Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes of each series and (ii) Participating Broker-Dealers holding a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers, in each case to the extent affected by such amendment, modification, supplement, waiver or departure.

                  6.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to the Depositary, at 55 Water Street, New York, New York 10041 or if The Depository Trust Company is no longer the Depositary, at the most current address given by the Depositary to the Issuer by means of a notice given in accordance with the provisions of this Section 6.4; (b) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 6.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (c) if to the Issuer initially at the Issuer's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 6.4.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two (2) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

                  6.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders and Participating Broker-Dealers; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking any holding such Registrable Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

                  6.6 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Notes) shall be third party beneficiaries to the agreements made hereunder between the Issuer, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Each Holder of Registrable Notes shall be a third party beneficiary to the agreements made hereunder between the Issuer, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                  6.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  6.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  6.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  6.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            THE CLEVELAND ELECTRIC ILLUMINATING
                                            COMPANY,
                                            as Issuer

                                            By:  /s/ Randy Scilla
                                                 -------------------------------
                                                 Name: Randy Scilla
                                                 Title: Assistant Treasurer

Confirmed and accepted as
of the date first above written:

BARCLAYS CAPITAL INC.

By:  /s/ Pamela Kendall
     ------------------------------
     Name: Pamela Kendall
     Title:

MORGAN STANLEY & CO. INCORPORATED

By:  /s/ James Rhodes
     ------------------------------
     Name: James Rhodes
     Title: Executive Director

Acting as representatives of the Initial Purchasers.

                                                                       Exhibit A

                           Form of Opinion of Counsel

                  We are of the opinion that the Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

                  In addition, we have participated in conferences with officers and other representatives of the Issuer, representatives of the independent public accountants of the Issuer and representatives of the Initial Purchasers, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements and schedules and other financial data included in the Registration Statement and the Prospectus.